Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS STRONG OPERATING RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2013

BETHESDA, MD; February 19, 2014 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (“REIT”), today announced results of operations for the year.

OPERATING RESULTS

(in millions, except per share and hotel statistics)

	Quarter ended (a)
	December 31, 2013	As Adjusted December 31, 2012 (b)	Percent Change (c)	As Reported December 31, 2012 (d)
Total owned hotel revenues	$1,318	$1,226	7.5%	$1,590
Comparable hotel revenues (b)	1,195	1,128	6.0%	N/M
Net income (loss)	126	(26)	N/M	15
Adjusted EBITDA (b)	322	314	2.5%	426
Change in comparable hotel RevPAR – Constant US$ (e)	6.6%
Change in comparable hotel RevPAR – Nominal US$ (e)	6.2%

Diluted earnings (loss) per share	$.16	$(.04)	N/M	$.02
NAREIT FFO per diluted share (b)	.33	.29	13.8%	.40
Adjusted FFO per diluted share (b)	.33	.30	10.0%	.40

	Year ended
	December 31, 2013	December 31, 2012	Percent Change
Total owned hotel revenues	$5,115	$4,788	6.8%
Comparable hotel revenues (b)	4,670	4,452	4.9%
Net income	325	63	N/M
Adjusted EBITDA (b)	1,306	1,190	9.7%
Change in comparable hotel RevPAR – Constant US$ (e)	5.8%
Change in comparable hotel RevPAR – Nominal US$ (e)	5.6%

Diluted earnings per share	$.42	$.08	N/M
NAREIT FFO per diluted share (b)	1.26	1.04	21.2%
Adjusted FFO per diluted share (b)	1.31	1.10	19.1%

N/M=Not Meaningful

(a)	As of January 1, 2013, the Company adopted calendar quarter reporting periods. For further discussion, see “Adjustments for Calendar Quarter Reporting Periods” on page 2 of this release.
(b)	NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share (which excludes debt extinguishment costs and other expenses), Adjusted EBITDA (which is earnings before interest, taxes, depreciation, amortization and other items) and comparable hotel operating results (including comparable hotel revenues and comparable hotel adjusted operating profit margins) are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). In addition, the presentation of fourth quarter 2012 As Adjusted results, including total owned hotel revenues and net income (loss), are also non-GAAP financial measures. See the Notes to Financial Information included in this press release on why the Company believes these supplemental measures are useful, reconciliations to the applicable GAAP measure, the limitations on their use and information on the 2012 As Adjusted results calculations.
(c)	Percent changes provided are from the fourth quarter 2012 As Adjusted results.

(d)	Historical operating results for the fourth quarter 2012 as filed with the SEC on February 21, 2013.
(e)	For RevPAR statistics, the Company presents results in constant US$ and nominal US$. Constant US$ results assume that the year-over-year results are translated to U.S. Dollars using the same prevailing exchange rate; thereby eliminating the effect of currency fluctuation for comparative purposes. Nominal US$ results include the effect of currency fluctuations consistent with our financial statement presentation. See Notes to Financial Information.

The Company’s owned hotel revenues increased 7.5% for the fourth quarter, compared to the corresponding 2012 “As Adjusted” quarterly results, as described herein, and 6.8% for the full year 2013, compared to 2012. The growth reflects a 6.0% revenue improvement at the Company’s comparable hotels for the fourth quarter and a 4.9% increase for the full year.

The improvements in the Company’s results were driven by strong growth in comparable RevPAR. On a constant US$ basis, RevPAR increased 6.6% and 5.8% for the fourth quarter and full year, respectively, reflecting strong improvements in average room rates, coupled with continued occupancy growth. The Company believes this presentation is useful to investors because it provides greater clarity with respect to growth in RevPAR in the local currency of the hotel consistent with how the Company would evaluate its domestic portfolio. On a nominal US$ basis, which includes the effect of foreign currency fluctuation, comparable hotel RevPAR increased 6.2% for the fourth quarter and 5.6% for the full year when compared to the 2012 results. For the fourth quarter and full year 2013, average room rates improved 4.1% and 4.2%, respectively, while occupancy improved 1.5 percentage points to 73% for the fourth quarter and one percentage point to 76% for the full year. Additionally, comparable food and beverage revenues increased 6.1% and 4.0% for the fourth quarter and full year, respectively.

The improvements in revenues led to strong margin growth as comparable hotel adjusted operating profit margins increased 130 basis points for the fourth quarter and 100 basis points for the full year.

Adjustments for Calendar Quarter Reporting Periods - As of January 1, 2013, the Company adopted calendar quarter reporting periods, compared to 2012 where the Company reported quarterly results based on the fiscal quarters that had been used by Marriott International. Accordingly, the Company’s revenues, net income, Adjusted EBITDA, diluted earnings per share and NAREIT and Adjusted FFO per diluted share quarterly results for 2013 are not comparable to the historical quarterly results of 2012. Because the Company has always reported full year results on a calendar year, full year results for 2013 and 2012 are comparable. To enable investors to evaluate its quarterly performance, the Company has presented 2012 RevPAR and certain historical results on a calendar quarter basis (the “2012 As Adjusted” results). The 2012 As Adjusted fourth quarter results include (i) an adjustment to exclude operations from September 8, 2012 through September 30, 2012 for the Company’s Marriott-managed hotels and (ii) an adjustment to exclude the September operations for its hotels managed by Ritz-Carlton, Hyatt, Starwood and other managers who report on a calendar basis, as the Company’s historical fourth quarter results included September, October, November and December operations for these properties. Accordingly, the discussion of quarterly operating performance includes a comparison between the three months ended December 31 for both years, which management believes is an important supplemental measure of the Company’s performance. For further discussion of the 2012 As Adjusted quarterly results, see the Notes to Financial Information included in this release.

ACQUISITIONS

On January 21, 2014, the Company acquired the 151-room Powell Hotel in San Francisco, along with 8,554 square feet of retail space, and the fee simple interest in the land for $75 million. The property is located in the heart of downtown San Francisco, two blocks from Union Square and three blocks from the Moscone Convention Center. The hotel will be managed by Kokua Hospitality. The retail space is occupied by Sephora, a leading provider of perfume and cosmetics, under a long-term lease. The Company intends to invest approximately $22 million in an extensive redevelopment of the property beginning late 2014.

In December 2013, the Company made the final incremental payment of $19.9 million for the purchase of the fee simple interest in the land at the New York Marriott Marquis Times Square. In addition, $25 million of the payments made pursuant to the terms of the ground lease have been attributed toward the purchase of the land. The purchase was completed in conjunction with the Company’s 2012 lease of the existing retail space to Vornado Realty Trust and its on-going redevelopment, which is expected to be completed in early 2015.

DISPOSITIONS

On November 20, 2013, the Company sold the Four Seasons Hotel Atlanta, including the furniture, fixtures and equipment (“FF&E”) replacement fund, for a sale price of $63 million and recognized a gain on sale of approximately $11 million. On December 18, 2013, the Company sold the Dallas/Addison Marriott Quorum by the Galleria for a sale price of $56 million, including the FF&E replacement fund, and recognized a gain on sale of approximately $15 million.

On January 10, 2014, the Company sold an 89% interest in the Philadelphia Marriott Downtown to Clearview and funds managed by Oaktree Capital Management L.P. based on a market value of $303 million. The partnership owning the hotel entered into a $230 million mortgage loan to facilitate the transaction and the Company retained an $8 million equity interest in the hotel. The Company also completed the sale of the Courtyard Nashua, New Hampshire on February 12, 2014 for $10 million. In the last twelve months, the Company has sold six properties for a total sale price of approximately $667 million. The proceeds were used to repay debt and for general corporate purposes.

CAPITAL EXPENDITURES

The Company continues to pursue opportunities to enhance asset value through select capital improvements, while ensuring that its high standards for product quality are maintained. For full year 2013, the Company has completed renovations of 6,900 guestrooms, over 420,000 square feet of meeting space and approximately 150,000 square feet of public space.

•	REDEVELOPMENT AND RETURN ON INVESTMENT EXPENDITURES - The Company invested approximately $26 million and $97 million in the fourth quarter and full year 2013, respectively, in redevelopment and return on investment (“ROI”) capital expenditures. These projects are designed to increase cash flow and to improve profitability by capitalizing on changing market conditions and the favorable locations of the Company’s properties. Projects completed during the fourth quarter include the significant renovation of the food and beverage program at The Ritz-Carlton, Naples, including a repositioning of the Terrazza, Dusk and Grill outlets. The Company expects that ROI capital expenditures for 2014 will range from $70 million to $80 million.

•	CAPITAL EXPENDITURES FOR RECENT ACQUISITIONS - In conjunction with the acquisition of a property, the Company prepares capital and operational improvement plans designed to maximize profitability and to enhance the guest experience. The Company invested approximately $7 million and $36 million on these projects during the fourth quarter and full year 2013, respectively. The Company expects that acquisition capital expenditures will total $30 million to $35 million for 2014.

•	RENEWAL AND REPLACEMENT EXPENDITURES - The Company invested approximately $64 million and $303 million in renewal and replacement capital expenditures during the fourth quarter and full year 2013, respectively. During the fourth quarter, major renewal and replacement projects completed include the renovation of 230 suites at the Fairmont Kea Lani, Maui and renovation of the 35,000 square foot ballroom at the JW Marriott Washington, D.C. The Company expects that renewal and replacement expenditures for 2014 will total approximately $320 million to $340 million.

BALANCE SHEET

During the quarter, the Company refinanced the 5.55%, $134 million mortgage loan on the Harbor Beach Marriott Resort and Spa through the issuance of a new $150 million mortgage loan, with an interest rate of 4.75% that matures in January 2024. Additionally, the Company prepaid the 8.5%, $31 million mortgage loan on The Westin Denver Downtown. Subsequent to year end, the Company redeemed the remaining $150 million of 6 3⁄4% Series Q senior notes at 101.125%, which reflects a $2 million call premium, and repaid $225 million borrowed under its credit facility. Additionally, the Company intends to repay the $300 million mortgage note on The Ritz-Carlton, Naples and Newport Beach Marriott Hotel & Spa when due on March 1, 2014 with available cash.

The Company’s senior notes were recently upgraded by Standard & Poor’s to a BBB investment grade rating, due in part to its low leverage levels, balanced debt maturities and large pool of unencumbered assets. Since January 1, 2013, including the debt repayments discussed above, the Company has reduced its total debt by $1.3 billion and extended its weighted average debt maturity to 6.0 years. As a result of these efforts, 2014 cash interest expense is forecast to be approximately $195 million, compared to cash interest expense of $282 million in 2013.

After adjusting for the acquisition, dispositions and dividend payments that have occurred in the first quarter of 2014, as well as the debt repayments discussed above, the Company has approximately $779 million of available capacity under its credit facility and a debt balance of $4,084 million. Additionally, after giving effect to these transactions, the Company has $310 million of available cash as detailed in the below table:

Cash balance at December 31, 2013	$861
Proceeds from the sale of 89% of the Philadelphia Marriott Downtown	290
Repayment of credit facility	(225)
Redemption of the 6 3⁄4% Series Q senior notes	(152)
January 15, 2014 dividend payment	(99)
Acquisition of Powell Hotel	(75)
Proceeds from the sale of the Courtyard Nashua, New Hampshire	10
Expected repayment of The Ritz-Carlton, Naples and Newport Beach Marriott mortgage	(300)

Cash balance at March 1, 2014	$310

EUROPEAN JOINT VENTURE

On December 12, 2013, the Company’s joint venture in Europe entered into a €17 million mortgage loan secured by the Le Méridien Grand Hotel Nuremburg. The mortgage loan matures in 2016 and bears interest at an initial rate of 3%. The joint venture’s comparable hotel RevPAR on a constant euro basis increased 5.1% in the fourth quarter and 1.9% for full year 2013 for the 12 properties with comparable results. The comparable RevPAR results exclude one hotel that was under extensive renovations in 2012, five hotels that were purchased by the joint venture in 2012 and one hotel that was acquired in 2013.

DIVIDEND

The Company paid a regular quarterly cash dividend of $.13 per share on its common stock on January 15, 2014 to stockholders of record on December 31, 2013. This dividend brings the total dividend for 2013 to $.46 per share, which represents a 53% increase over the total dividend for 2012. On February 18, 2014, the Board of Directors authorized a regular quarterly cash dividend of $.14 per share on its common stock. The dividend will be paid on April 15, 2014 to stockholders of record on March 31, 2014. The amount of any future dividend is dependent on the Company’s taxable income and will be determined by the Company’s Board of Directors.

2014 OUTLOOK

The Company anticipates that the following 2014 statistics will increase compared to 2013 as follows:

	Full Year 2014
	Low-end of range	High-end of range
Comparable hotel RevPAR for domestic properties	5.0%	6.0%
Comparable hotel RevPAR for international properties - constant US$	5.5%	6.5%
Total comparable hotel RevPAR - constant US$	5.0%	6.0%

Total revenues under GAAP	2.9%	3.9%
Total comparable hotel revenues	4.3%	5.3%
Operating profit margins under GAAP	140 bps	200 bps
Comparable hotel adjusted operating profit margins	60 bps	110 bps

Based upon these parameters, the Company estimates that its 2014 guidance is as follows (in millions, except per share amounts):

	Full Year 2014
	Low-end of range	High-end of range
Diluted earnings per share	$.63	$.68
Net income	490	527
NAREIT FFO per diluted share	1.39	1.44
Adjusted FFO per diluted share	1.40	1.44
Adjusted EBITDA	1,350	1,390

See the 2014 Forecast Schedules and the Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecast results.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 99 properties in the United States and 15 properties internationally totaling approximately 59,800 rooms. The Company also holds non-controlling interests in a joint venture in Europe that owns 19 hotels with approximately 6,400 rooms and a joint venture in Asia that owns one hotel in Australia and a minority interest in two hotels in India. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel® in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 19, 2014, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1.3% of the partnership interests in Host LP held by outside partners as of December 31, 2013, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Effective January 1, 2013, we report quarterly operating results on a calendar cycle, which is not comparable to the quarterly reporting method used in 2012. For additional information on the change in reporting periods, comparable hotel measures and non-GAAP financial measures which we believe is useful to investors, see the Notes to Financial Information included in this release.

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS

Property and equipment, net	$10,995	$11,588
Due from managers	52	80
Advances to and investments in affiliates	415	347
Deferred financing costs, net	42	53
Furniture, fixtures and equipment replacement fund	173	154
Other	244	319
Restricted cash	32	36
Cash and cash equivalents	861	417

Total assets	$12,814	$12,994

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY

Debt
Senior notes, including $371 million and $531 million, respectively, net of discount, of Exchangeable Senior Debentures	$3,018	$3,569
Credit facility, including the $500 million term loan	946	763
Mortgage debt	709	993
Other	86	86

Total debt	4,759	5,411
Accounts payable and accrued expenses	214	194
Other	389	372

Total liabilities	5,362	5,977

Non-controlling interests—Host Hotels & Resorts, L.P.	190	158

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized; 754.8 million shares and 724.6 million shares issued and outstanding, respectively	8	7
Additional paid-in capital	8,492	8,040
Accumulated other comprehensive income (loss)	(9)	12
Deficit	(1,263)	(1,234)

Total equity of Host Hotels & Resorts, Inc. stockholders	7,228	6,825
Non-controlling interests—other consolidated partnerships	34	34

Total equity	7,262	6,859

Total liabilities, non-controlling interests and equity	$12,814	$12,994

(a)	Our consolidated balance sheets as of December 31, 2013 have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Revenues
Rooms	$838	$1,015	$3,317	$3,082
Food and beverage	407	485	1,503	1,419
Other	73	90	295	287

Owned hotel revenues	1,318	1,590	5,115	4,788
Other revenues	13	83	51	271

Total revenues	1,331	1,673	5,166	5,059

Expenses
Rooms	226	272	894	836
Food and beverage	288	353	1,095	1,049
Other departmental and support expenses	317	395	1,249	1,219
Management fees	60	70	222	199
Other property-level expenses	92	180	376	576
Depreciation and amortization (b)	178	272	697	722
Corporate and other expenses	32	34	121	107
Gain on insurance settlements	—	(11)	—	(11)

Total operating costs and expenses	1,193	1,565	4,654	4,697

Operating profit	138	108	512	362
Interest income	1	12	4	23
Interest expense (c)	(60)	(101)	(304)	(373)
Net gains on property transactions and other	1	9	33	13
Gain (loss) on foreign currency transactions and derivatives	1	(1)	3	(4)
Equity in earnings (losses) of affiliates (b)	(20)	—	(17)	2

Income before income taxes	61	27	231	23
Provision for income taxes	(2)	(22)	(21)	(31)

Income (loss) from continuing operations	59	5	210	(8)
Income from discontinued operations, net of tax	67	10	115	71

Net income	126	15	325	63
Less: Net income attributable to non-controlling interests	(3)	—	(8)	(2)

Net income attributable to Host Inc.	$123	$15	$317	$61

Basic earnings (loss) per common share:
Continuing operations	$.07	$.01	$.27	$(.01)
Discontinued operations	.09	.01	.16	.09

Basic earnings per common share	$.16	$.02	$.43	$.08

Diluted earnings (loss) per common share:
Continuing operations	$.07	$.01	$.27	$(.01)
Discontinued operations	.09	.01	.15	.09

Diluted earnings per common share	$.16	$.02	$.42	$.08

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	Depreciation and amortization expense includes a $60 million impairment expense in 2012 related to the Westin Mission Hills Resort & Spa. Equity in earnings (losses) of affiliates also includes an adjustment of $15 million in 2013 for our portion of the non-cash impairment expense related to one of the hotels in our joint venture in Europe.
(c)	Interest expense includes the following items:

	Quarter ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Non-cash interest for exchangeable debentures	$4	$5	$15	$17
Debt extinguishment costs	—	3	36	30

Total	$4	$8	$51	$47

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Net income	$126	$15	$325	$63
Less: Net income attributable to non-controlling interests	(3)	—	(8)	(2)

Net income attributable to Host Inc.	$123	$15	$317	$61

Diluted income attributable to Host Inc.	$123	$15	$317	$61

Basic weighted average common shares outstanding	754.7	723.9	744.4	718.2

Diluted weighted average common shares outstanding (a)	755.6	725.1	747.9	719.6

Basic earnings per common share	$.16	$.02	$.43	$.08

Diluted earnings per common share	$.16	$.02	$.42	$.08

(a)	Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (a)

Comparable Hotels by Market in Constant US$

	As of December 31, 2013		Quarter ended December 31, 2013			As Adjusted Quarter ended December 31, 2012
Market (b)	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Boston	6	3,672	$202.76	73.7%	$149.51	$194.05	69.5%	$134.85	10.9%
New York	8	6,450	319.98	88.8	284.06	310.27	88.1	273.46	3.9
Philadelphia	3	2,191	191.20	74.6	142.55	183.67	66.4	121.91	16.9
Washington, D.C.	11	5,119	191.70	69.0	132.36	195.53	66.5	130.08	1.8
Atlanta	5	1,939	172.31	72.7	125.20	173.61	68.5	118.96	5.2
Florida	7	3,230	182.99	71.4	130.63	175.87	68.9	121.24	7.7
Chicago	6	2,387	189.94	72.2	137.17	194.70	73.1	142.42	(3.7)
Denver	3	1,363	145.69	57.9	84.38	143.49	54.4	78.00	8.2
Houston	4	1,706	179.57	74.4	133.64	153.93	75.9	116.88	14.3
Phoenix	4	1,522	189.31	65.2	123.39	178.45	63.5	113.29	8.9
Seattle	3	1,774	162.42	73.4	119.16	154.83	71.4	110.48	7.9
San Francisco	5	3,701	209.75	77.0	161.43	184.55	76.7	141.61	14.0
Los Angeles	8	3,228	156.75	77.1	120.81	150.62	76.2	114.77	5.3
San Diego	5	4,691	181.66	71.8	130.43	176.48	67.2	118.57	10.0
Hawaii	2	1,256	354.17	78.4	277.63	327.40	82.7	270.74	2.5
Other	12	7,532	159.51	62.5	99.65	147.44	63.6	93.72	6.3

Domestic	92	51,761	206.52	73.0	150.76	198.27	71.4	141.51	6.5

Asia-Pacific	6	1,255	$158.97	82.0%	$130.37	$150.21	81.2%	$121.89	7.0%
Canada	3	1,219	180.76	67.9	122.81	167.56	68.2	114.30	7.5
Latin America	4	1,075	242.05	69.7	168.63	214.56	73.4	157.47	7.1

International	13	3,549	189.77	73.4	139.36	174.91	74.4	130.06	7.2

All Markets – Constant US$	105	55,310	205.44	73.0	150.03	196.71	71.6	140.77	6.6

All Owned Hotels in Constant US$ (d)

	As of December 31, 2013		Quarter ended December 31, 2013			As Adjusted Quarter ended December 31, 2012
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Comparable Hotels	105	55,310	$205.44	73.0%	$150.03	$196.71	71.6%	$140.77	6.6%
Non-comparable Hotels (Pro Forma)	10	6,030	218.02	69.5	151.46	204.41	65.2	133.18	13.7

All Hotels	115	61,340	206.63	72.7	150.17	197.39	70.9	140.04	7.2

Comparable Hotels in Nominal US$

	As of December 31, 2013		Quarter ended December 31, 2013			As Adjusted Quarter ended December 31, 2012
International Market	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Asia-Pacific	6	1,255	$158.97	82.0%	$130.37	$159.18	81.2%	$129.17	0.9%
Canada	3	1,219	180.76	67.9	122.81	177.05	68.2	120.77	1.7
Latin America	4	1,075	242.05	69.7	168.63	229.21	73.4	168.22	0.2

International	13	3,549	189.77	73.4	139.36	185.75	74.4	138.11	0.9
Domestic	92	51,761	206.52	73.0	150.76	198.27	71.4	141.51	6.5

All Markets	105	55,310	205.44	73.0	150.03	197.43	71.6	141.29	6.2

Comparable Hotels by Type in Nominal US$

	As of December 31, 2013		Quarter ended December 31, 2013			As Adjusted Quarter ended December 31, 2012
Property Type (b)	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Urban	54	34,215	$223.69	75.3%	$168.46	$216.04	73.2%	$158.12	6.5%
Suburban	28	10,021	161.76	66.5	107.60	153.46	66.1	101.49	6.0
Resort/Conference	12	5,906	234.70	66.7	156.44	223.93	66.3	148.47	5.4
Airport	11	5,168	132.30	77.8	102.98	127.85	77.4	98.91	4.1

All Types	105	55,310	205.44	73.0	150.03	197.43	71.6	141.29	6.2

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (cont.)

Comparable Hotels by Market in Constant US$

	As of December 31, 2013		Year ended December 31, 2013			Year ended December 31, 2012 (c)
Market (b)	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Boston	6	3,672	$193.69	77.6%	$150.25	$189.22	74.0%	$140.11	7.2%
New York	8	6,450	278.42	86.6	241.20	272.52	83.5	227.64	6.0
Philadelphia	3	2,191	185.36	75.2	139.37	180.98	74.7	135.24	3.1
Washington, D.C.	11	5,119	197.26	74.4	146.68	197.96	73.4	145.21	1.0
Atlanta	5	1,939	171.38	73.6	126.11	165.63	69.5	115.06	9.6
Florida	7	3,230	196.43	75.3	147.99	186.39	74.0	137.95	7.3
Chicago	6	2,387	191.06	75.1	143.52	184.03	75.5	138.94	3.3
Denver	3	1,363	144.17	63.9	92.18	138.62	63.6	88.13	4.6
Houston	4	1,706	181.26	76.6	138.75	157.53	76.5	120.51	15.1
Phoenix	4	1,522	188.53	68.2	128.65	180.15	66.9	120.47	6.8
Seattle	3	1,774	168.60	78.1	131.71	158.04	75.1	118.73	10.9
San Francisco	5	3,701	199.66	80.3	160.41	180.22	80.8	145.55	10.2
Los Angeles	8	3,228	162.93	81.7	133.11	152.29	81.1	123.49	7.8
San Diego	5	4,691	186.14	78.2	145.59	182.78	76.4	139.69	4.2
Hawaii	2	1,256	353.41	82.0	289.89	332.04	83.3	276.47	4.9
Other	12	7,532	155.82	66.8	104.05	146.87	68.0	99.90	4.2

Domestic	92	51,761	199.44	76.3	152.13	191.00	75.2	143.62	5.9

Asia-Pacific	6	1,255	$156.30	82.3%	$128.59	$149.15	79.8%	$118.96	8.1%
Canada	3	1,219	183.53	68.9	126.43	174.08	68.2	118.70	6.5
Latin America	4	1,075	238.71	65.6	156.52	224.15	71.2	159.49	(1.9)

International	13	3,549	187.71	72.6	136.31	179.22	73.2	131.15	3.9

All Markets – Constant US$	105	55,310	198.72	76.0	151.12	190.26	75.1	142.82	5.8

All Owned Hotels in Constant US$ (d)

	As of December 31, 2013		Year ended December 31, 2013			Year ended December 31, 2012 (c)
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Comparable Hotels	105	55,310	$198.73	76.0%	$151.12	$190.26	75.1%	$142.82	5.8%
Non-comparable Hotels (Pro Forma)	10	6,030	208.17	70.3	146.32	193.55	67.1	129.95	12.6

All Hotels	115	61,340	199.59	75.5	150.65	190.54	74.3	141.60	6.4

Comparable Hotels in Nominal US$

	As of December 31, 2013		Year ended December 31, 2013			Year ended December 31, 2012 (c)
International Market	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Asia-Pacific	6	1,255	$156.30	82.3%	$128.59	$154.17	79.8%	$122.96	4.6%
Canada	3	1,219	183.53	68.9	126.43	179.47	68.2	122.37	3.3
Latin America	4	1,075	238.71	65.6	156.52	232.18	71.2	165.21	(5.3)

International	13	3,549	187.71	72.6	136.31	185.24	73.2	135.56	0.6
Domestic	92	51,761	199.44	76.3	152.13	191.00	75.2	143.62	5.9

All Markets	105	55,310	198.72	76.0	151.12	190.64	75.1	143.10	5.6

Comparable Hotels by Type in Nominal US$

	As of December 31, 2013		Year ended December 31, 2013			Year ended December 31, 2012 (c)
Property Type (b)	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Urban	54	34,215	$212.05	77.8%	$164.95	$205.15	76.4%	$156.81	5.2%
Suburban	28	10,021	163.16	70.7	115.40	152.34	70.7	107.74	7.1
Resort/Conference	12	5,906	239.60	71.5	171.32	228.57	70.3	160.61	6.7
Airport	11	5,168	132.13	80.0	105.74	126.34	79.9	100.91	4.8

All Types	105	55,310	198.72	76.0	151.12	190.64	75.1	143.10	5.6

(a)	See the Notes to Financial Information for a discussion of reporting periods, comparable hotel operating statistics and constant US$ presentation. Nominal US$ results include the effect of currency fluctuations, consistent with our financial statement presentation.
(b)	See the Notes to Financial Information for a description of these markets and property types.
(c)	The full year 2012 is a leap year and includes one additional day of operations compared to 2013.
(d)	Operating statistics presented are for all consolidated properties owned as of December 31, 2013 and do not include the results of operations for properties sold in 2013 or 2012. Operations for hotels acquired in 2013 and 2012 are presented on a pro forma basis, assuming they were owned as of January 1, 2012. See the Notes to Financial Information for further information on these pro forma statistics and the limitations on their use.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (cont.)

Hotel Operating Data - European Joint Venture

Constant Euros (a)

	As of December 31, 2013		Quarter ended December 31, 2013			As Adjusted Quarter ended December 31, 2012
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Total comparable	12	3,547	€186.36	76.0%	€141.63	€187.94	71.7%	€134.77	5.1%
Non-comparable (Pro Forma)	7	2,880	144.93	76.2	110.44	151.86	73.6	111.84	(1.3)

All Hotels	19	6,427	167.76	76.1	127.65	171.54	72.6	124.50	2.5

Constant Euros (a)

	As of December 31, 2013		Year ended December 31, 2013			Year ended December 31, 2012
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Total comparable	12	3,547	€192.70	77.0%	€148.45	€192.67	75.6%	€145.75	1.9%
Non-comparable (Pro Forma)	7	2,880	151.28	76.3	115.44	154.59	73.0	112.82	2.3

All Hotels	19	6,427	174.24	76.7	133.66	175.95	74.5	130.99	2.0

(a)	The presentation above includes the operating performance for the 12 properties in the joint venture with comparable results (determined on the same basis as for the Company’s consolidated portfolio). The operations for five hotels acquired in 2012 and one hotel acquired in 2013 are presented as non-comparable properties on a pro forma basis, as the joint venture did not own the hotels for the entirety of 2012. The non-comparable properties also include one hotel that was under extensive renovations in 2012. See Notes to Financial Information for a discussion of the constant euro presentation and a discussion on these pro forma statistics and the limitations on their use.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except per hotel statistics)

	Quarter ended		Year ended (b)
		As Adjusted December 31, 2012 (c)
	December 31, 2013		December 31, 2013	December 31, 2012

Number of hotels	105	105	105	105
Number of rooms	55,310	55,310	55,310	55,310
Percent change in comparable hotel RevPAR – Constant US$	6.6%	—	5.8%	—
Percent change in comparable hotel RevPAR – Nominal US$	6.2%	—	5.6%	—
Operating profit margin (d)	10.4%	3.3%	9.9%	7.2%
Comparable hotel adjusted operating profit margin (d)	25.6%	24.3%	25.5%	24.5%
Comparable hotel revenues
Room	$764	$719	$3,051	$2,896
Food and beverage (e)	364	343	1,347	1,295
Other	67	66	272	261

Comparable hotel revenues (f)	1,195	1,128	4,670	4,452

Comparable hotel expenses
Room	205	194	817	777
Food and beverage (g)	259	249	983	958
Other	34	34	139	139
Management fees, ground rent and other costs	391	377	1,541	1,489

Comparable hotel expenses (h)	889	854	3,480	3,363

Comparable hotel adjusted operating profit	306	274	1,190	1,089
Non-comparable hotel results, net (i)	42	37	140	105
Earnings for hotels leased from HPT (j)	—	(5)	—	(3)
Depreciation and amortization	(178)	(235)	(697)	(722)
Corporate and other expenses (k)	(32)	(29)	(121)	(107)

Operating profit	$138	$42	$512	$362

Less: Estimated operating profit adjustments for the calendar period (c)		66

Operating profit for the period September 8, 2012 through December 31, 2012 (As Reported)		$108

(a)	See the Notes to Financial Information for a discussion of non-GAAP measures, reporting periods and the calculation of comparable hotel results.
(b)	The full year 2012 is a leap year and includes one additional day of operations compared to the full year 2013.
(c)	Comparable hotel results and statistics for the quarter ended December 31, 2012 are based on 2012 As Adjusted results. For the As Adjusted quarter ended December 31, 2012, adjustments for the calendar period reflect (i) the exclusion of results for the 23 days from September 8, 2012 through September 30, 2012 for our Marriott-managed properties and (ii) for the remainder of the portfolio, the exclusion of the month of September 2012 results, which previously were reported in fourth quarter 2012 results. See the Notes to Financial Information for further discussion and information on how the 2012 As Adjusted results were calculated.
(d)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statements of operations, or amounts As Adjusted. Comparable margins are calculated using amounts presented in the above table.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except per hotel statistics)

(e)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended		Year ended (b)
		As Adjusted December 31, 2012 (c)
	December 31, 2013		December 31, 2013	December 31, 2012

Food and beverage sales per the consolidated statements of operations:
For the period September 8, 2012 through December 31, 2012 (As Reported)		$485
Food and beverage adjustment for the calendar period (c)		(107)

For the quarter and year ended	$407	378	$1,503	$1,419
Non-comparable hotel food and beverage sales	(51)	(43)	(189)	(157)
Food and beverage sales for the property for which we record rental income	8	8	33	33

Comparable food and beverage sales	$364	$343	$1,347	$1,295

(f)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel revenues is as follows:

	Quarter ended,		Year ended (b)
	December 31, 2013	As Adjusted December 31, 2012 (c)	December 31, 2013	December 31, 2012

Revenues per the consolidated statements of operations:
For the period September 8, 2012 through December 31, 2012 (As Reported)		$1,673
Revenue adjustment for the calendar period (c)		(383)

For the quarter and year ended	$1,331	1,290	$5,166	$5,059
Non-comparable hotel revenues	(148)	(121)	(548)	(426)
Hotel revenues for which we record rental income, net	12	12	52	51
Revenues for hotels leased from HPT (j)	—	(53)	—	(232)

Comparable hotel revenues	$1,195	$1,128	$4,670	$4,452

(g)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended		Year ended (b)
		As Adjusted December 31, 2012 (c)
	December 31, 2013		December 31, 2013	December 31, 2012

Food and beverage expenses per the consolidated statements of operations:
For the period September 8, 2012 through December 31, 2012 (As Reported)		$353
Food and beverage expenses adjustment for the calendar period (c)		(76)

For the quarter and year ended	$288	277	$1,095	$1,049
Non-comparable hotel food and beverage expenses	(34)	(33)	(133)	(112)
Food and beverage expenses for the property for which we record rental income	5	5	21	21

Comparable food and beverage expenses	$259	$249	$983	$958

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except per hotel statistics)

(h)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended,		Year ended (b)
	December 31, 2013	As Adjusted December 31, 2012 (c)	December 31, 2013	December 31, 2012

Operating costs and expenses per the consolidated statements of operations:
For the period September 8, 2012 through December 31, 2012 (As Reported)		$1,565
Operating costs and expenses adjustment for the calendar period (c)		(317)

For the quarter and year ended	$1,193	1,248	$4,654	$4,697
Non-comparable hotel expenses	(106)	(84)	(408)	(321)
Hotel expenses for which we record rental income	12	12	52	51
Expense for hotels leased from HPT (j)	—	(58)	—	(235)
Depreciation and amortization	(178)	(235)	(697)	(722)
Corporate and other expenses (k)	(32)	(29)	(121)	(107)

Comparable hotel expenses	$889	$854	$3,480	$3,363

(i)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations, (ii) gains on property insurance settlements and (iii) the results of our office buildings.
(j)	The leases terminated on December 31, 2012.
(k)	For the year ended December 31, 2013, corporate expenses include a litigation accrual of $8 million due to an adverse ruling related to our San Antonio ground lease.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

			December 31, 2013	December 31, 2012

Equity
Common shares outstanding			754.8	724.6
Common shares outstanding assuming conversion of non-controlling interest OP Units (a)			764.5	734.7
Preferred OP Units outstanding			.02	.02

Security pricing
Common (b)			$19.44	$15.67
3 1⁄4% Exchangeable Senior Debentures (c)			$—	$1,152.8
2 1⁄2% Exchangeable Senior Debentures (c)			$1,507.7	$1,309.2

Dividends declared per share for calendar year
Common			$.46	$.30

Debt
			December 31, 2013	December 31, 2012
Senior debt	Rate	Maturity date
Series Q	6 3⁄4%	6/2016	$150	$550
Series T	9%	5/2017	—	391
Series V	6%	11/2020	500	500
Series X	5 7⁄8%	6/2019	497	497
Series Z	6%	10/2021	300	300
Series B	5 1⁄4%	3/2022	350	350
Series C	4 3⁄4%	3/2023	450	450
Series D	3 3⁄4%	10/2023	400	—
Exchangeable senior debentures	3 1⁄4%	4/2024	—	175
Exchangeable senior debentures (d)	2 1⁄2%	10/2029	371	356
Credit facility term loan	1.8%	7/2017	500	500
Credit facility revolver (e)	2.2%	11/2015	446	263

			3,964	4,332

Mortgage debt and other
Mortgage debt (non-recourse)	3.3-6.3%	3/2014-1/2024	709	993
Other	7.0-7.8%	10/2014-12/2017	86	86

Total debt (f)(g)			4,759	$5,411

January 10, 2014 repayment on the credit facility			(225)
February 10, 2014 redemption of 6 3⁄4% Series Q senior note			(150)
Anticipated repayment of The Ritz-Carlton, Naples and Newport Beach Marriott Hotel & Spa mortgage (h)			(300)

Total debt: as adjusted for subsequent debt transactions			$4,084

Percentage of fixed rate debt			71%	78%
Weighted average interest rate			4.7%	5.4%
Weighted average debt maturity			5.3 years	5.1 years
Cash interest expense (i)			$282

(a)	Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At December 31, 2013 and 2012, there were 9.5 million and 9.9 million common OP Units, respectively, held by non-controlling interests.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(d)	At December 31, 2013, the principal balance outstanding of the 2 1⁄2% Exchangeable Senior Debentures due 2029 (the “2009 Debentures”) is $400 million. The discount related to these debentures is amortized through October 15, 2015, the first date at which holders can require us to repurchase the 2009 Debentures for cash.
(e)	The interest rate shown is the weighted average rate of the outstanding credit facility at December 31, 2013.
(f)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of December 31, 2013, our non-controlling partners’ share of consolidated debt is $93 million and our share of debt in unconsolidated investments is $500 million.
(g)	Total debt as of December 31, 2013 and 2012 includes net discounts of $31 million and $48 million, respectively.
(h)	We intend to repay the 3.25% $300 million mortgage loan on The Ritz-Carlton, Naples and Newport Beach Marriott Hotel & Spa at maturity on March 1, 2014 with available cash.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

(i)	The following chart reconciles cash interest expense to the GAAP interest expense for 2013 and Forecast Full Year 2014:

	Forecast Full Year 2014	December 31, 2013

GAAP interest expense	$222	$304
Non-cash losses on debt extinguishments (1)	(1)	(13)
Non-cash interest for exchangeable debentures	(16)	(15)
Amortization of deferred financing costs	(9)	(10)
Change in accrued interest	(1)	16

Cash interest expense	$195	$282

(1)	Represents the accelerated amortization of deferred financing costs and original issue discounts due to debt extinguishments.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to

EBITDA and Adjusted EBITDA (a)

(unaudited, in millions)

	Quarter ended			Year ended
	December 31, 2013	As Adjusted December 31, 2012 (a)	As Reported December 31, 2012	December 31, 2013	December 31, 2012
Net income (loss) (b) (f)	$126	$(26)	$15	$325	$63
Interest expense	60	81	101	304	373
Depreciation and amortization	177	175	212	696	662
Income taxes	2	12	22	21	31
Discontinued operations (c)	—	8	9	15	32

EBITDA (d)	365	250	359	1,361	1,161
Gain on dispositions (e)	(66)	—	—	(98)	(48)
Acquisition costs	—	—	—	1	7
Recognition of deferred gain on land condemnation (f)	—	—	—	(11)	—
Litigation loss (g)	—	—	—	8	—
Gain on property insurance settlement	—	(2)	(2)	—	(2)
Non-cash impairment expense	1	60	60	1	60
Amortization of deferred gains and other property transactions	—	(1)	(1)	—	(4)
Equity investment adjustments:
Equity in (earnings) losses of affiliates (h)	20	2	—	17	(2)
Pro rata Adjusted EBITDA of equity investments	11	9	14	48	34
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(9)	(4)	(4)	(21)	(16)

Adjusted EBITDA (d)	$322	$314	$426	$1,306	$1,190

(a)	See the Notes to Financial Information for discussion of non-GAAP measures, reporting periods and information on the calculation of As Adjusted quarterly results.
(b)	The difference of $41 million in net income (loss) between the As Adjusted quarter ended December 31, 2012 and the As Reported quarter ended December 31, 2012 reflects the exclusion of estimated net income (loss) from September 8, 2012 through September 30, 2012 for our Marriott-managed hotels and the exclusion of September 2012 operations for our non-Marriott properties, which previously had been reported in the fourth quarter 2012 results.
(c)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(d)	EBITDA and Adjusted EBITDA include a gain on sale of $21 million for the year ended December 31, 2013 for the sale of excess land adjacent to our Newport Beach Marriott Hotel & Spa as a gain on sale of undepreciated property.
(e)	Reflects the gain recorded on the sale of five hotels in 2013 and three hotels in 2012.
(f)	During the first quarter of 2013, we recognized a previously deferred gain of approximately $11 million related to the eminent domain claim by the State of Georgia for 2.9 acres of land at the Atlanta Marriott Perimeter Center for highway expansion, for which we received cash proceeds in 2007. We have included the gain in NAREIT FFO per diluted share, which is consistent with the treatment of gains recognized on the disposition of undepreciated assets. However, due to the significant passage of time since we received the proceeds, we have excluded the gain from Adjusted FFO per diluted share and Adjusted EBITDA.
(g)	Effective April 1, 2013, we modified the definition of Adjusted EBITDA to exclude gains or losses associated with litigation outside the ordinary course of business, which is consistent with the definition of Adjusted FFO that we adopted effective January 1, 2011. See the Notes to Financial Information for further discussion. On December 13, 2013, the Texas Supreme Court granted our Petition for Review on litigation related to the sale of land under the San Antonio Marriott Rivercenter in 2005. We have accrued $68 million related to this litigation, which we believe reflects substantially all of our obligation assuming we lose the appeal. We have $25 million in restricted cash that will be utilized to pay a portion of any judgment, assuming we lose the appeal.
(h)	Includes an adjustment of $15 million for our portion of the non-cash impairment charges related to one of the hotels in our joint venture in Europe. The impairment charge has no effect on Adjusted EBITDA, NAREIT FFO or Adjusted FFO. See the Notes to Financial Information.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to NAREIT and

Adjusted Funds From Operations per Diluted Share (a)

(unaudited, in millions, except per share amounts)

	Quarter ended			Year ended
	December 31, 2013	As Adjusted December 31, 2012 (a)	As Reported December 31, 2012	December 31, 2013	December 31, 2012
Net income (loss) (b)	$126	$(26)	$15	$325	$63
Less: Net income attributable to non- controlling interests	(3)	—	—	(8)	(2)

Net income (loss) attributable to Host Inc.	123	(26)	15	317	61
Gain on dispositions, net of taxes (c)	(65)	—	—	(97)	(48)
Gain on property insurance settlement	—	(2)	(2)	—	(2)
Amortization of deferred gains and other property transactions, net of taxes	—	(1)	(1)	—	(4)
Depreciation and amortization	176	182	220	703	691
Non-cash impairment charges	1	60	60	1	60
Equity investment adjustments:
Equity in (earnings) losses of affiliates	20	1	—	17	(2)
Pro rata FFO of equity investments (d)	1	4	7	26	20
Consolidated partner adjustments:
FFO adjustment for non-controlling partnerships	(3)	(2)	(2)	(8)	(7)
FFO adjustment for non-controlling interests of Host LP	(2)	(3)	(4)	(8)	(10)

NAREIT FFO (e)	251	213	293	951	759
Loss on debt extinguishment	—	3	3	40	35
Acquisition costs (f)	—	2	2	1	10
Recognition of deferred gain on land condemnation (g)	—	—	—	(11)	—
Litigation loss (h)	—	—	—	8	—
Loss attributable to non-controlling interests	—	—	—	—	(1)

Adjusted FFO (e)	$251	$218	$298	$989	$803

For calculation on a per share basis:

Adjustments for dilutive securities (i):
Assuming conversion of Exchangeable Senior Debentures	$7	$8	$10	$26	$31

Diluted NAREIT FFO	$258	$221	$303	$977	$790

Diluted Adjusted FFO	$258	$226	$308	$1,015	$834

Diluted weighted average shares outstanding-EPS	755.6	725.3	725.1	747.9	719.6
Assuming conversion of Exchangeable Senior Debentures	29.9	40.7	40.7	29.5	40.4

Diluted weighted average shares outstanding – NAREIT FFO and Adjusted FFO	785.5	766.0	765.8	777.4	760.0

NAREIT FFO per diluted share	$.33	$.29	$.40	$1.26	$1.04

Adjusted FFO per diluted share	$.33	$.30	$.40	$1.31	$1.10

(a)	See the Notes to Financial Information for discussion of non-GAAP measures, reporting periods and information on the calculation of As Adjusted quarterly results.
(b)	The difference of $41 million in net income (loss) between the As Adjusted quarter ended December 31, 2012 and the As Reported quarter ended December 31, 2012 reflects the exclusion of estimated net income (loss) from September 8, 2012 through September 30, 2012 for our Marriott-managed hotels and the exclusion of the September 2012 operations for our non-Marriott properties, which previously were reported in the fourth quarter 2012 results.
(c)	Reflects the gain recorded on the sale of five hotels in 2013 and three hotels in 2012.
(d)	See footnote (h) to the Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA.
(e)	NAREIT and Adjusted FFO include a gain on sale of $21 million for the year ended December 31, 2013 for the sale of excess land adjacent to our Newport Beach Marriott Hotel & Spa.
(f)	Includes approximately $3 million for the year ended December 31, 2012, related to our share of acquisition costs incurred by unconsolidated joint ventures.
(g)	See footnote (f) to the Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA.
(h)	See footnote (g) to the Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA.
(i)	Earnings (loss) per diluted share and NAREIT FFO and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

NAREIT and Adjusted Funds From Operations per Diluted Shares for 2014 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Full Year 2014
	Low-end of range	High-end of range
Net income	$490	$527
Interest expense	222	222
Depreciation and amortization	697	697
Income taxes	22	25

EBITDA	1,431	1,471
Gain on disposition (b)	(122)	(122)
Acquisition costs	3	3
Equity investment adjustments:
Equity in earnings of affiliates	(11)	(11)
Pro rata Adjusted EBITDA of equity investments	72	72
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(23)	(23)

Adjusted EBITDA	$1,350	$1,390

	Full Year 2014
	Low-end of range	High-end of range
Net income	$490	$527
Less: Net income attributable to non-controlling interests	(13)	(13)

Net income attributable to Host Inc.	477	514
Gain on disposition (b)	(122)	(122)
Depreciation and amortization	694	694
Equity investment adjustments:
Equity in earnings of affiliates	(11)	(11)
Pro rata FFO of equity investments	44	44
Consolidated partnership adjustments:
FFO adjustment for non-controlling partners in other consolidated partnerships	(6)	(6)
FFO adjustment for non-controlling interests of Host LP	(8)	(8)

NAREIT FFO	1,068	1,105
Loss on debt extinguishments	2	2
Acquisition costs	3	3

Adjusted FFO	1,073	1,110

Adjustment for dilutive securities:
Assuming conversion of Exchangeable Senior Debentures	27	27

Diluted NAREIT FFO	1,095	1,132

Diluted Adjusted FFO	$1,100	$1,137

Weighted average diluted shares – EPS	756.2	756.2
Weighted average diluted shares – NAREIT and Adjusted FFO (c)	787.0	787.0
Earnings per diluted share	$.63	$.68
NAREIT FFO per diluted share	$1.39	$1.44
Adjusted FFO per diluted share	$1.40	$1.44

(a)	The forecasts were based on the below assumptions:

•	Total comparable hotel RevPAR in constant US$ will increase 5% to 6% for the low and high end of the forecast range. However, the effect of estimated changes in foreign currency has been reflected in the forecast of net income, EBITDA, earnings per diluted share and Adjusted FFO per diluted share.

•	Comparable hotel adjusted operating profit margins will increase 60 basis points to 110 basis points for the low and high ends of the forecasted range, respectively.

•	Interest expense includes approximately $2 million related to debt extinguishments and $25 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•	We expect to spend approximately $100 million to $115 million on ROI/redevelopment and acquisition capital expenditures and approximately $320 million to $340 million on renewal and replacement expenditures. Additionally, we expect to spend approximately $65 million on new development projects in 2014.

•	Due to uncertainty related to the completion and timing of any potential acquisitions and dispositions, we have not adjusted the forecast for any use of proceeds, gains on sale, acquisition costs or adjusted the number of comparable properties for acquisitions or dispositions that have not yet occurred.

For a discussion of additional items that may affect forecasted results, see the Notes to Financial Information.

(b)	Represents the estimated gain on the January 10, 2014 disposition of an 89% interest in the Philadelphia Marriott Downtown.
(c)	The NAREIT and Adjusted FFO per diluted share include 30.8 million shares for the dilution of exchangeable senior debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for 2014 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	2014
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	11.3%	11.9%
Comparable hotel adjusted operating profit margin (c)	26.0%	26.5%

Comparable hotel sales
Room	$3,298	$3,330
Food and beverage	1,428	1,442
Other	281	284

Comparable hotel sales (d)	5,007	5,056

Comparable hotel expenses
Rooms, food and beverage and other departmental costs	2,065	2,068
Management fees, ground rent and other costs	1,642	1,650

Comparable hotel expenses (e)	3,707	3,718

Comparable hotel adjusted operating profit	1,300	1,338
Non-comparable hotel results, net	108	109
Depreciation and amortization	(697)	(697)
Corporate and other expenses	(111)	(111)

Operating profit	$600	$639

(a)	Forecast comparable hotel results include 109 hotels that we have assumed will be classified as comparable as of December 31, 2014. See “Comparable Hotel Operating Statistics” in the Notes to Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2014. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2014 Forecasts” for other forecast assumptions and further discussion of our comparable hotel set.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecast revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	2014
	Low-end of range	High-end of range
Revenues	$5,309	$5,360
Non-comparable hotel revenues	(356)	(358)
Hotel revenues for which we record rental income, net	54	54

Comparable hotel sales	$5,007	$5,056

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	2014
	Low-end of range	High-end of range
Operating costs and expenses	$4,709	$4,721
Non-comparable hotel and other expenses	(248)	(249)
Hotel expenses for which we record rental income	54	54
Depreciation and amortization	(697)	(697)
Corporate and other expenses	(111)	(111)

Comparable hotel expenses	$3,707	$3,718

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

Effective January 1, 2013, we report quarterly operating results on a calendar cycle, which now is consistent with all of our hotel managers and the majority of companies in the lodging industry. Historically, our annual financial statements have been reported on a calendar basis and are unaffected by this change. However, our quarterly operating results have been reported based on a 52-53 week fiscal calendar used by Marriott International, Inc. (“Marriott”), the manager of approximately 50% of our properties. For 2013, Marriott converted to reporting results based on a 12-month calendar year. During 2012, Marriott used a fiscal year ending on the Friday closest to December 31 and reported twelve weeks of operations for the first three quarters and sixteen weeks for the fourth quarter of the year for its Marriott-managed hotels. Accordingly, our first three quarters of operations in 2012 ended on March 23, June 15 and September 7. In contrast, managers of our other hotels, such as Ritz-Carlton, Hyatt, and Starwood, reported results on a monthly basis. During 2012, we did not report the month of operations that ended after our fiscal quarter until the following quarter for those hotels using a monthly reporting period because these hotel managers did not make mid-month results available to us. Accordingly, the month of operations that ended after our fiscal quarter was included in our quarterly results of operations in the following quarter for those calendar reporting hotel managers. As a result, our 2012 quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December).

We will not restate the previously filed 2012 quarterly financial statements prepared in accordance with GAAP because certain property-level operating expenses for our Marriott-managed properties necessary to restate operations are unavailable on a daily basis. Because we rely on our operators for the hotel operating results used in our financial statements, the unavailability of this information on a calendar quarter basis for 2012 made restating our financial statements in accordance with GAAP unfeasible. Accordingly, the corresponding 2012 quarterly historical operating results are not comparable to our 2013 quarterly operating results.

However, to enable investors to better evaluate our performance over comparable periods, we have presented certain 2012 quarterly results and operating statistics on a calendar year basis of reporting, which we refer to as “2012 As Adjusted” results. The financial information for the 2012 As Adjusted results presented herein was calculated based on our actual reported operating results for the quarter ended December 31, 2012, adjusted as follows:

•	Our 57 hotels operated by Marriott traditionally have reported operations on the basis of a 52-53 week fiscal calendar. For the fourth quarter, operations from September 8, 2012 through December 31, 2012 were included. Based on daily revenue information provided by Marriott, our 2012 fourth quarter As Reported results were adjusted to exclude $157 million of revenue for the 23 days from September 8, 2012 through September 30, 2012 (that were previously included in our results of operations for the fourth quarter 2012) to determine the 2012 As Adjusted fourth quarter revenues.

•	Because Marriott is unable to provide us with operating expenses for our Marriott-operated hotels on a daily basis, we derived estimated expenses based on an internally developed allocation methodology based on historical expenses provided by Marriott consistent with its prior 52-53 week reporting calendar. Our 2012 fourth quarter As Reported operating expenses were adjusted to exclude approximately $109 million of estimated expenses incurred from September 8, 2012 through September 30, 2012 to determine the 2012 As Adjusted fourth quarter expenses.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•	For our 57 hotels operated by managers other than Marriott (including those managed by Ritz-Carlton, Hyatt and Starwood) that traditionally have reported operations on a calendar month basis, our 2012 As Adjusted fourth quarter results exclude $207 million of revenues and $151 million of operating expenses for these hotels for the full calendar month of September 2012 that previously were included in our results of operations for the fourth quarter 2012.

•	For all other income statement line items presented for the 2012 As Adjusted quarter ended December 31, 2012, including depreciation, interest income and expense and other corporate costs, as well as those used in the reconciliations for our non-GAAP measures, our As Adjusted results reflect such amounts for the full calendar quarter ended December 31, 2012, respectively, based on historical information.

COMPARABLE HOTEL OPERATING STATISTICS

To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. Because these statistics and operating results relate only to our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the Grand Hyatt Washington in July of 2012. The hotel was not included in our comparable hotels until January 1, 2014. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

Of the 115 hotels that we owned on December 31, 2013, 105 have been classified as comparable hotels. The operating results of the following hotels that we owned or leased as of December 31, 2013 are excluded from comparable hotel results for these periods:

•	The Ritz-Carlton, Naples, removed in the third quarter of 2013 (business interruption due to closure of the hotel during extensive renovations, which included renovations of 450 rooms, including 35 suites, restaurant, façade and windows);

•	Hyatt Place Waikiki Beach (acquired in May 2013);

•	Grand Hyatt Washington (acquired in July 2012);

•	The Westin New York Grand Central (business interruption due to re-branding of the hotel and extensive renovations that were substantially completed by December 2012, including the renovation of 774 guest rooms, lobby, public and meeting spaces, fitness center, restaurant and bar);

•	Two hotels in Christchurch, New Zealand (business interruption due to closure of the hotels following an earthquake in February 2011 and the subsequent extensive renovations, which hotels reopened August 2013 and September 2012);

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•	Orlando World Center Marriott, removed in the third quarter of 2012 (business interruption due to extensive renovations, which included façade restoration, the shutdown of the main pool and a complete restoration and enhancement of the hotel, including new water slides and activity areas, new pool, dining facilities and the renovation of one tower of guestrooms, meeting space and restaurants);

•	Atlanta Marriott Perimeter Center, removed in the third quarter of 2011 (business interruption due to extensive renovations that were completed in April 2012, including renovation of the guest rooms, lobby, bar and restaurant and the demolition of one tower of the hotel);

•	Chicago Marriott O’Hare, removed in the third quarter of 2011 (business interruption due to extensive renovations that were completed in April 2012, including renovating every aspect of the hotel and shutting down over 200 rooms); and

•	Sheraton Indianapolis Hotel at Keystone Crossing, removed in the first quarter of 2011 (business interruption due to extensive renovations that were completed in January 2013, including the conversion of one tower of the hotel into apartments, reducing the room count, and the renovation of the remaining guest rooms, lobby, bar and meeting space).

The operating results of eight hotels disposed of in 2013 and 2012 are not included in comparable hotel results for the periods presented herein. These operations are also excluded from the hotel operating data for all owned hotels.

Operating statistics for the non-comparable hotels listed above are included in the hotel operating data for all owned hotels on pages 11 and 12. By definition, the RevPAR results for these properties are not comparable due to the reasons listed above, and, therefore, are not indicative of the overall trends for our portfolio. The operating results for two hotels acquired in 2013 and 2012 are also included in the all owned hotel operating data on a pro forma basis, which includes operating results assuming they were owned as of January 1, 2012 and based on actual results obtained from the managers for periods prior to our ownership. For these two hotels, since the year over year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. All owned hotel operating statistics are provided for completeness and to show the difference between our comparable hotel information (upon which we usually evaluate performance) and all of our hotels, including non-comparable hotels. Also, while they may not be illustrative of trends (as compared to comparable hotel operating statistics), changes in all owned hotel statistics will have an effect on our overall revenues.

We evaluate the operating performance of our comparable hotels based on both market and property type. These divisions are generally consistent with groupings recognized in the lodging industry.

Our markets consist of the following:

Domestic

•	Boston – Greater Boston Metropolitan area;

•	New York – Greater New York Metropolitan area, including northern New Jersey;

•	Philadelphia – Philadelphia Metropolitan area;

•	Washington, D.C. – Metropolitan area, including the Maryland and Virginia suburbs;

•	Atlanta – Atlanta Metropolitan area;

•	Florida – All Florida locations;

•	Chicago – Chicago Metropolitan area;

•	Denver – Denver Metropolitan area;

•	Houston – Houston Metropolitan area;

•	Phoenix – Phoenix Metropolitan area, including Scottsdale;

•	Seattle – Seattle Metropolitan area;

•	San Francisco – Greater San Francisco Metropolitan area, including San Jose;

•	Los Angeles – Greater Los Angeles area, including Orange County;

•	San Diego – San Diego Metropolitan area;

•	Hawaii – All Hawaii locations;

•	Other – Select cities in California, Indiana, Louisiana, Minnesota, Missouri, North Carolina, Ohio, Tennessee, and Texas;

International

•	Asia-Pacific – Australia and New Zealand;

•	Canada – Toronto and Calgary; and

•	Latin America – Brazil, Chile and Mexico.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Our property types consist of the following:

•	Urban—Hotels located in primary business districts of major cities;

•	Suburban—Hotels located in office parks or smaller secondary markets;

•	Resort/Conference—Hotels located in resort/conference destinations such as Arizona, Florida, Hawaii and Southern California; and

•	Airport—Hotels located at or near airports.

CONSTANT US$, NOMINAL US$ AND CONSTANT EUROS

Operating results denominated in foreign currencies are translated using the prevailing exchange rates on the date of the transaction, or monthly based on the weighted average exchange rate for the period. For comparative purposes, we also present the RevPAR results for 2012 assuming the results for our foreign operations were translated using the same exchange rates that were effective for the comparable periods in 2013, thereby eliminating the effect of currency fluctuation for the year-over-year comparisons. For the 2014 forecast results, we use the applicable forward currency curve (as published by Bloomberg) for each monthly period to estimate 2014 forecast foreign operations in US dollars and have restated the 2013 RevPAR results using the same forecast exchange rates to estimate year-over-year growth in RevPAR in constant US$. We believe this presentation is useful to investors as it shows growth in RevPAR in the local currency of the hotel consistent with how we would evaluate our domestic portfolio. However, the estimated effect of changes in foreign currency has been reflected in the actual and forecast results of net income, EBITDA, earnings per diluted share and Adjusted FFO per diluted share. Nominal US$ results include the effect of currency fluctuations, consistent with our financial statement presentation.

We also present RevPAR results for our joint venture in Europe in constant Euros using the same methodology as used for the constant US$ presentation.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

To facilitate comparison against a comparable period in 2012, we are presenting our above non-GAAP financial measures for the quarter ended December 31, 2013 and for the 2012 As Adjusted quarter ended December 31, 2012. We also present Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share for our as reported quarter ended December 31, 2012. In addition, we present our Total Owned Hotel Revenue and Net Income (Loss) for the 2012 As Adjusted quarter. Because the presentation of these line items on an “As Adjusted” basis is not in accordance with GAAP, they also constitute non-GAAP financial measures. We present these measures because we believe that doing so provides investors and management with useful supplemental information for evaluating the period-to-period performance of our hotels. These results are, however, based on estimates. Our internal allocation methodology used to develop these estimates is based on assumptions, some of which may be inaccurate. For this reason, while management believes presentation of these supplemental measures is beneficial, investors are cautioned from placing undue reliance on the 2012 As Adjusted results and should consider these results together with the presentation of GAAP revenues, net income (loss) and expenses.

NAREIT FFO AND NAREIT FFO PER DILUTED SHARE

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains and losses from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s complete understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•	Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs associated with the original issuance of the debt being redeemed or retired. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.

•	Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•	Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of NAREIT and Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, is widely used by management in the annual budget process and for our compensation programs.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating the performance of Host Inc. and Host LP because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Adjusted EBITDA also is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition or acquisition of depreciable assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated book value of the disposed assets could be less important to investors given that the depreciated asset book value often does not reflect the market value of real estate assets as noted above.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of affiliates as presented in our consolidated statement of operations because it includes our pro rata portion of the depreciation, amortization and interest expense related to such investments, which are excluded from EBITDA. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this reflects more accurately the performance of our investments. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•	Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ percentage ownership in the partnership or joint venture.

•	Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses – We exclude the effect of impairment expense recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment expense, which is based on historical cost book values, is similar to gains and losses on dispositions and depreciation expense, both of which are excluded from EBITDA.

•	Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the company.

•	Litigation Gains and Losses – Effective April 1, 2013, we have excluded the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business, which is consistent with the definition of Adjusted FFO that we adopted effective January 1, 2011. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust EBITDA for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of Adjusted EBITDA.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be made and are not reflected in the EBITDA, Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.